EXHIBIT 10.5
                                       (C)

THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.




                           ADAMS COUNTY NATIONAL BANK

                    DIRECTOR SUPPLEMENTAL LIFE INSURANCE PLAN


        THIS AGREEMENT, hereby made and entered into this day 1st of January, 2001, by and between Adams County National Bank, a Bank located in Gettysburg, Pennsylvania (the "Company") and the Director selected to participate in this Plan.


                                  INTRODUCTION


        The Company wishes to attract and retain highly qualified Directors. To further this objective, the Company is willing to divide the death proceeds of certain life insurance policies which are owned by the Company on the lives of the participating Directors with the designated beneficiary of each insured participating Director. The Company will pay life insurance premiums from its general assets.


                                    ARTICLE 1

                               GENERAL DEFINITIONS


The following terms shall have the meanings specified:

        1.1 "COMPENSATION COMMITTEE" means either the Compensation Committee designated from time to time by the Company's Board of Directors or a majority of the Company's Board of Directors, either of which shall hereinafter be referred to as the Compensation Committee.


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        1.2 "DISABILITY" means the Director's inability to perform substantially all normal duties of a Participant, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests, as the Board of Directors deems appropriate.

        1.3   "INSURED" means the individual whose life is insured.

        1.4 "INSURER" means the insurance company issuing the life insurance policy on the life of the insured.

        1.5 "PARTICIPANT" means the Director who is designated by the Compensation Committee as eligible to participate in the Plan, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which he or she is the Insured.

        1.6 "POLICY" or "POLICIES" means the individual insurance policy (or policies) adopted by the Compensation Committee for purposes of insuring a Participant's life under this Plan.


        1.7   "PLAN" means this instrument, including all amendments thereto.

        1.8 "TERMINATED FOR CAUSE" means that the Company has terminated the Insured's duties for any of the following reasons:

              1.8.1     Gross negligence or gross neglect of duties;

              1.8.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

            1.8.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's duties.


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                                    ARTICLE 2

                                  PARTICIPATION


        2.1 ELIGIBILITY TO PARTICIPATE. The Compensation Committee in its sole discretion shall designate from time to time Directors that are eligible to participate in this Plan.


       2.2 PARTICIPATION. The eligible Director may participate in this Plan by executing an Election to Participate and a Split Dollar Endorsement. The Split Dollar Endorsement shall bind the Director and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. A Director's participation is limited to only Policies where he or she is the Insured. Exhibit B attached hereto sets forth the original Participants and their corresponding Policies.


        2.3 TERMINATION OF PARTICIPATION. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if the Director is terminated for Cause.


        In the event that the Company decides to maintain the Policy after the Participant's termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.


                                    ARTICLE 3

                           POLICY OWNERSHIP/INTERESTS


       3.1 PARTICIPANT'S INTEREST. With respect to each Policy, the Participant, or the Participant's assignee, shall have the right to designate the beneficiary of an amount of death proceeds equal to: $100,000.


        3.2 COMPANY'S INTEREST. The Company shall own the Policies and shall have the right to exercise all incidents of ownership. With respect to each Policy, the Company shall be the direct beneficiary of the remaining (after the Participant's Interest is determined) death proceeds of the Policy.

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                                    ARTICLE 4

                                    PREMIUMS


       4.1 PREMIUM PAYMENT. The Company shall pay all premiums due on all Policies.


        4.2 IMPUTED INCOME. The Company shall impute income to the Participant in an amount equal to the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.


                                    ARTICLE 5

                                   ASSIGNMENT


        Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his/her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his/her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.


                                    ARTICLE 6

                                     INSURER


        The Insurer shall be bound only by the terms of their corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan. The Insurer shall have the right to rely on the Company's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.


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                                    ARTICLE 7

                                CLAIMS PROCEDURE

        7.1 CLAIMS PROCEDURE. The Company shall notify any person or entity that makes a claim against this Plan (the "Claimant"), in writing, within ninety (90) days of Claimant's written application for benefits, of Claimant's eligibility or ineligibility for benefits under this Plan. If the Company determines that Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect Claimant's claim, and a description of why it is needed, and (4) an explanation of this Plan's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.


        7.2 REVIEW PROCEDURE. If a Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that Claimant is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle Claimant to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present Claimant's position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.


                                    ARTICLE 8

                           AMENDMENTS AND TERMINATION


        This Agreement may be amended or terminated at the discretion of the bank. However, each Participant shall be entitled to the benefits in Section 3.1 at the date of termination of the Plan.

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                                    ARTICLE 9

                                  MISCELLANEOUS

        9.1 BINDING EFFECT. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Policy beneficiary.

        9.2 NO GUARANTEE OF EMPLOYMENT. This Plan is not an employment policy or contract. It does not give a Participant the right to remain a Director of the Company, nor does it interfere with the Company's right to discharge a Participant. It also does not require a Participant to remain a Director nor interfere with a Participant's right to terminate at any time.

        9.3 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

        9.4 NAMED FIDUCIARY. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

        9.5 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Pennsylvania, except to the extent preempted by the laws of the United States of America.

        9.6 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

        9.7 ENTIRE AGREEMENT. This Plan constitutes the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

        9.8 ADMINISTRATION The Company shall have powers which are necessary to administer this Plan, including but not limited to:

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            9.8.1 Interpreting the provisions of the Plan;

            9.8.2 Establishing and revising the method of accounting for the Plan;

            9.8.3 Maintaining a record of benefit payments; and

            9.8.4 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.



        IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.



                                    COMPANY:

                                       Adams County National Bank

                                       BY:  /s/ Thomas A. Ritter
                                            -----------------------------

                                               TITLE    President
                                                     ---------------------------

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                                    EXHIBIT A


                             ELECTION TO PARTICIPATE




         I, ______________________________________, an eligible Participant of the Adams County National Bank Director Supplemental Life Insurance Plan (the "Plan") dated ____________________ 2000, hereby elect to become a Participant of the Plan.

        Executed this                         day of               , 2000
                      -----------------------        --------------

--------------------------                    -----------------------------
Witness                                       Participant


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                                    EXHIBIT B

                              LIST OF PARTICIPANTS


PARTICIPANT'S NAME                      INSURER                    POLICY NUMBER





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                         SPLIT DOLLAR POLICY ENDORSEMENT


Policy No. ____________________                    Insured: ____________________

Supplementing and amending the application of Adams County National Bank on ____________________ , 2000 to ("Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES


          1. The beneficiary designated by the Insured, or his/her transferee shall be the beneficiary of: $100,000.

          2. The beneficiary of any remaining death proceeds shall be Adams County National Bank, a banking association located in Gettysburg, Pennsylvania (the "Company").

                                    OWNERSHIP


          3. The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or his/her transferee in paragraph (4) of this endorsement.

          4. The Insured or his/her transferee shall have the right to assign all rights and interests in the policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY


Upon the death of the Insured, the interest of any collateral' assignee of the Owner of the policy designated in paragraph (3) above shall be limited to the portion of the proceeds described in paragraph (2) above.

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                                OWNERS AUTHORITY


The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release to the Insurer. Any transferee's rights shall be subject to this Endorsement.

Signed at ________________,  Pennsylvania, this ____ day of _____________ , 2000

COMPANY


          Adams County National Bank


         By____________________________


          Its___________________________



Acceptance and Beneficiary Designation

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates ______________________________ as direct beneficiary and __________________________ as contingent beneficiary of the portion of the proceeds described in paragraph (1) above.

Signed at ________________,  Pennsylvania, this ____ day of _____________ , 2000

INSURED

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